EXHIBIT 99.1

INTEGRATED ENVIRONMENTAL TECHNOLOGIES
RECEIVES EPA APPROVAL TO MARKET A NEW EXCELYTE™ PRODUCT

Excelyte™ VET Approved for Use as a Disinfectant in Veterinary Clinics, Hospitals, Kennels and Animal Life Facilities

LITTLE RIVER, S.C., March 26, 2014 – Integrated Environmental Technologies Ltd. (OTCBB: IEVM), announced today that it received approval from the U.S. Environmental Protection Agency to market a new Excelyte™ product called Excelyte VET – which can be used to prevent Canine distemper.  Canine distemper is highly contagious, resistant to most disinfectants, and is the leading cause of infectious disease deaths in dogs worldwide.

The new product registration (EPA Registration #82341-4) also allows the company to market Excelyte VET to prevent the spread of Canine parvovirus and Bordetella bronchiseptica.

Canine distemper and Canine parvoviruses affect respiratory tracks and gastrointestinal and central nervous systems of dogs, causing vomiting, diarrhea and symptoms of encephalitis in the brain during later stages.  Bordetella bronchiseptica bacteria, commonly known as “kennel cough”, severely affect the respiratory tracts of dogs and cats.  Secondary infections and complications are common with each affliction, partly attributable to the immunosuppressive effects of the bacteria and viruses.

In collaboration with an independent third party, Integrated Environmental Technologies conducted the required testing at an independent EPA approved laboratory, the results of which showed that Excelyte VET was effective as a disinfection/antimicrobial product for use on non-porous hard surfaces in veterinary clinics and hospitals, kennels and animal life science facilities.  Derived from naturally occurring salt minerals and water, Excelyte VET provides an environmentally responsible alternative product for use around dogs, cats and other animals.  Because of its non-toxic nature, a facility that utilizes Excelyte VET can more efficiently disinfect the facility since Excelyte VET will not harm the animals located in the facility, as is the case with other toxic disinfectants commonly used.

David R. LaVance, President and Chief Executive Officer of Integrated Environmental Technologies, commented: “Excelyte VET is the newest offering under our EcoTreatments™ umbrella.  There are more than 120,000 veterinary practices, hospitals and animal shelters in the United States that can greatly benefit from an effective, non-toxic solution.  With the registration approval of Excelyte VET, we now have two EPA product registrations, with a combined total of sixteen kill claims, further establishing us as a leader in developing anolyte disinfecting solution produced through electrochemical activation.”

About Integrated Environmental Technologies

Integrated Environmental Technologies, Ltd., is a publicly-traded company that operates through its wholly-owned operating subsidiary, I.E.T., Inc.  All of the company’s products and services are marketed and sold under the umbrella brand name, EcoTreatments™.  The company markets and sells its anolyte disinfecting solution under the Excelyte™ brand name, which is produced by the company’s proprietary EcaFlo™ equipment that utilizes an electrolytic process known as electrochemical activation to reliably produce environmentally responsible solutions for cleaning, sanitizing and disinfecting.  Excelyte™ solutions are EPA-registered hard surface disinfectants and sanitizers approved for hospital-level use and are also approved for use as a biocide in oil and gas drilling.  The products can be used safely anywhere there is a need to control pathogens, bacteria, viruses, and germs.  The company’s EcaFlo™ equipment also produces a cleaning solution that the company sells under the Catholyte Zero™ brand name.  Catholyte Zero™ solutions are an environmentally friendly cleanser and degreaser for janitorial, sanitation and food processing uses.  The company is currently focused on selling its Excelyte™ solutions to oil and gas production companies, healthcare facilities and agriculture and dairy farmers.  To learn more about Integrated Environmental Technologies, Ltd. and I.E.T., Inc., please visit our website www.ecotreatments.com.

Forward-Looking Statements

Statements about the company's future expectations and all other statements in this press release other than historical facts are forward-looking statements. Such statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results.  Among these risks, trends and uncertainties are economic conditions both generally and within the industries in which the company may participate; competition within the company’s chosen industries, including competition from much larger competitors; technological advances; available capital; regulatory approval; and failure by the company to successfully develop or acquire products and form new business relationships.  Since these statements involve risks and uncertainties and are subject to change at any time, the company's actual results could differ materially from expected results.

Contacts:

Integrated Environmental Technologies, Ltd.
Thomas S. Gifford
Executive Vice President and Chief Financial Officer
tgifford@ietltd.net

Capitol Media Partners
Brad Chase
chase@capitolmediapartners.com